EXHIBIT 1.1

ARIZONA PUBLIC SERVICE COMPANY

UNDERWRITING AGREEMENT

[                   ], [                   ]

Dear Sir or Madam:

     1. Introduction. Arizona Public Service Company, an Arizona corporation (the “Company’), proposes to issue and sell from time to time up to $600,000,000 in aggregate principal amount of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”) registered under the registration statement referred to in Section 2(a). The Securities will be issued under the Indenture, dated as of January 15, 1998 (the “Original Indenture”), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as amended and supplemented by one or more Supplemental Indentures between the Company and the Trustee (each, a “Supplemental Indenture”) (the Original Indenture as amended and supplemented by such Supplemental Indentures, including the [                   ] Supplemental Indenture (as defined below) being sometimes hereinafter referred to as the “Indenture”). The Securities will be issued in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices, and other terms, with all such terms for any particular issue of the Securities being determined at the time of sale. Particular issues of the Securities may be sold from time to time to one or more of the firms to whom this Agreement is addressed, and to such other purchasers as the Company shall designate and as shall agree in writing to comply with the terms and conditions of this Agreement, for resale in accordance with the terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the “Purchased Securities,” the party or parties that agree to purchase the same are hereinafter referred to as the “Underwriters” of such Purchased Securities, and the representative or representatives of the underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representative.”

     2. Representations and Warranties of the Company. In connection with each offering of the Purchased Securities, the Company represents and warrants to, and agrees with, the Underwriters that:

     (a) Two registration statements on Form S-3 (File Nos. 333-101457 and 333-[                   ]) in respect of the Purchased Securities (and certain other securities) have been filed with the Securities and Exchange Commission (the “Commission”) (the earliest of such registration statements being sometimes called the “First Registration Statement” and the later the “Second Registration Statement”) and have become effective. Each such registration statement, as amended at the time of the Terms Agreement referred to in Section 3 relating to the

Purchased Securities, together with any related Rule 462(b) registration statement or amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statements, are hereinafter collectively called the “Registration Statement” and the combined prospectus included in the Second Registration Statement when it became effective, as supplemented at the time of the Terms Agreement referred to in Section 3 relating to the Purchased Securities, including by a Prospectus Supplement (as defined below), to reflect the terms of the Purchased Securities and the terms of the offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.” The details of the terms of the offering of the Purchased Securities shall be reflected in the Prospectus Supplement. Any reference herein to any preliminary prospectus relating to the Purchased Securities, the Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such preliminary prospectus, the Prospectus, or any amendment or supplement thereto, as the case may be; any reference to any amendment or supplement to any preliminary prospectus relating to the Purchased Securities, the Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus, the Prospectus, or any amendment or supplement thereto, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such preliminary prospectus, the Prospectus, or any amendment or supplement thereto, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

     (b) Each part of the Registration Statement relating to the Securities, when such part became effective, conformed in all material respects to the requirements of the Securities Act of 1933 (the “Act”), the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Any preliminary prospectus filed pursuant to Rule 424(b) under the Act complied when so filed in all material respects with the Act and the Rules and Regulations. On the date of the Prospectus, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and at such date neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to (i) statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or (ii) that part of the Registration Statement that consists of the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture. The Company hereby consents to the use of the Prospectus in connection with the sale and distribution of the Purchased Securities by the Underwriters.

     (c) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, or result in a breach of, or constitute a default under, any indenture or mortgage or other material agreement, instrument or deed of trust to which the Company is now a party.

     (d) The Original Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

     (e) The [                   ] Supplemental Indenture, to be dated as of [                   ], establishing the terms of the Purchased Securities (the “[                   ] Supplemental Indenture”) has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

     (f) The Purchased Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and will conform to the description of the Purchased Securities contained in the Prospectus.

     (g) An order of the Arizona Corporation Commission has been granted authorizing the issuance and sale of the Purchased Securities on the terms and conditions herein and in the Prospectus and the Terms Agreement referred to in Section 3 relating to the Purchased Securities. No other approval or consent of any public body or governmental authority is necessary for such issuance and sale of the Purchased Securities, except the registration of the Purchased Securities under the Act, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters.

     (h) The Company holds such valid franchises, certificates of convenience and necessity, licenses, and permits as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (i) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (ii) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise is procured, (iii) certain franchises may have expired prior to the renegotiation thereof, (iv) the Company may not have obtained certain permits or variances relating to the environmental requirements described in any of its Form 10-K Report, its Form 10-Q Reports, and/or its Form 8-K Reports incorporated by reference in the Prospectus, (v) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (vi) the Company does not make any representation regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope.

     (i) This Agreement has been, and the Terms Agreement will be, duly authorized, executed and delivered by the Company.

     (j) The Company is not an “investment company” or entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).

     (k) The Company is a corporation duly formed under the laws of the State of Arizona, is in good standing in the State of Arizona, and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement and the Terms Agreement and all other documents contemplated hereby to be executed by the Company.

     (l) The financial statements of the Company referred to, incorporated by reference or contained in the Prospectus present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods specified, and the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied in all material respects with respect to the periods involved except as stated therein.

     3. Purchase and Offering. The obligation of the Underwriters to purchase, and the obligation of the Company to sell, the Purchased Securities will be evidenced by the execution and delivery of a Terms Agreement substantially in the form of Exhibit A hereto (the “Terms Agreement”) at the time the Company determines to sell the Purchased Securities. The Terms Agreement shall specify (by incorporation by reference or otherwise) the party or parties that will be Underwriters, the principal amount to be purchased by each, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to Underwriters, the offering price, and the terms of the Purchased Securities not already specified in the Indenture, including, but not limited to, interest rates, maturity, redemption provisions, and sinking fund requirements, if any. The Terms Agreement shall also specify (by incorporation by reference or otherwise) the time and date of delivery and payment (the “Closing Date”), the place of delivery and payment, and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Purchased Securities and filed pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”). It is understood that the Underwriters will offer the Purchased Securities for sale as set forth in the Prospectus. The obligations of the Underwriters to purchase the Purchased Securities shall be several and not joint. Except as may otherwise be set forth in the Terms Agreement, the Purchased Securities will be in definitive form and in such denominations and registered in such names as the Underwriters may request.

     4. Covenants of the Company. In connection with each offering of Purchased Securities, the Company covenants and agrees with the several Underwriters that:

     (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the second business day following the Closing Date.

     (b) The Company will advise the Representative promptly of any amendment of the Registration Statement or supplement to the Prospectus which it proposes to make in the period between the date of the Terms Agreement and the Closing Date (other than any periodic report to be filed by the Company under the Securities Act of 1934 during such period). The Company will provide the Underwriters and their counsel with a draft of such amendment or supplement prior to filing and will reasonably consider any changes proposed in writing by counsel to the Underwriters based on legal grounds. The Company will also advise the Representative, or if there is no Representative, the Underwriters of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, or of any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) If, at any time when a prospectus relating to the Purchased Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the applicable law, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

     (d) The Company, at its expense, will furnish or cause to be furnished to the Underwriters, copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representative or Underwriters may reasonably request.

     (e) As soon as practicable, but not later than 18 months, after the date of the Terms Agreement relating to the Purchased Securities, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), which will satisfy the provisions of section 11(a) of the Act and the Rules and Regulations.

     (f) The Company will furnish to the Representative such copies of the Registration Statement (including one copy of the Registration Statement for the counsel for the Underwriters, which is signed and includes all exhibits), including all amendments or supplements thereto, as may be reasonably requested.

     (g) The Company will arrange or cooperate in arrangements for the qualification of the Purchased Securities for sale under the laws of such jurisdictions as the Representative or, if there is no Representative, the Underwriters, designates and will continue such qualifications in effect so long as required for the distribution of the Purchased Securities, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Purchased Securities, or to meet other requirements deemed by it to be unduly burdensome.

     (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Purchased Securities with respect to which the Terms Agreement relating to the Purchased Securities has been entered for sale under the laws of such jurisdictions as the Representative or, if there is no Representative, the Underwriters designate, and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Purchased Securities. It is understood, however, that, except as provided in this Section 4(h) and Section 6 and 7, the Underwriters will pay all of their own costs and expenses.

     (i) The Company will not, for a period beginning at the time of execution of the Terms Agreement relating to the Purchased Securities and ending on the Closing Date, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any additional debt securities of the Company (or warrants to purchase debt securities of the Company) that mature more than one year after the Closing Date and that are substantially similar to the Purchased Securities, without the prior written consent of the Representative or, if there is no Representative, the Underwriters.

     5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

     (a) On the date of the Terms Agreement, the Underwriters shall have received a letter from Deloitte & Touche LLP, dated the date of the Terms Agreement, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and stating in effect that

          (i) in their opinion the financial statements and schedules of the Company audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the Rules and Regulations thereunder,

          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Registration Statement,

          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that:

          (A) the unaudited financial statements, if any, incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the Rules and Regulations thereunder or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

          (B) if any unaudited “capsule” information is contained in the Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

          (C) at the date of the most recent available unaudited financial statements and at a specified date not more than five days prior to the date of the Terms Agreement, except in all cases for increases or decreases which result from the declaration or payment of dividends, there was any increase in the amounts of common stock, redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in net assets as compared with amounts shown in the most recent financial statements included or incorporated by reference in the Prospectus; or

          (D) for the period from the date of the most recent balance sheet included or incorporated by reference in the Prospectus to the end of the most recently completed month for which financial information is available to the Company, as compared to the corresponding period in the preceding year, there were any decreases, exceeding 3%, in the amounts of total revenues or net income, except in all cases for increases or decreases which the Prospectus (including any material incorporated by reference therein) discloses have occurred or may occur, or which are described in such letter,

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

     (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no order directed to the adequacy of any document incorporated by reference in the Prospectus, and no proceedings for either purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

     (c) Subsequent to the execution of the Terms Agreement relating to the Purchased Securities and prior to the Closing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Representative, materially impairs the investment quality of the Purchased Securities, (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iii) there shall not have occurred a general moratorium on or a material disruption in commercial banking activities in New York declared by either Federal or New York State authorities, (iv) no rating of any of the Company’s debt securities shall have been reduced, suspended or withdrawn and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by Moody’s Investor Service’s, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor agencies thereto, (v) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency (including, without limitation, an act of terrorism that results in any such substantial national or international calamity or emergency) makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Securities, and (vi) there shall not have occurred any material disruption of securities settlement or clearance services. If the Underwriters elect not to purchase the Purchased Securities as a result of the occurrence of one of the events specified in this Section 5(c), the Representatives will promptly notify the Company.

     (d) The Underwriters shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the relevant Closing Date, to the effect that:

          (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with corporate power and authority to carry on its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to do business in the States of New Mexico, California, Oregon, Washington, Montana, Wyoming, and Texas;

          (ii) The Purchased Securities have been duly authorized, executed, authenticated, issued, and delivered, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (except as the same may be limited by (A) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally and (B) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchased Securities and the Indenture may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in such counsel’s opinion substantially prevent the practical realization of the benefits intended by such documents) and conform to the description thereof in the Prospectus;

          (iii) The Indenture has been duly authorized, executed, and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable in accordance with its terms except as the same may be limited by (A) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally and (B) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchased Securities and the Indenture may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in such counsel’s opinion substantially prevent the practical realization of the benefits intended by such documents;

          (iv) With certain exceptions, a public service corporation is required to obtain certificates of convenience and necessity from the Arizona Corporation Commission under A.R.S. Section 40-281.A for construction of its lines, plant, services, or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation, and maintenance of transmission lines within the State of Arizona; to such counsel’s knowledge after due inquiry, the Company holds such valid franchises, certificates of convenience and necessity, consents, and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (A) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (B) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise is procured, (C) certain franchises may have expired prior to the renegotiation thereof, (D) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (E) such counsel need not be required to express any opinion regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope;

          (v) The Company is organized and operating in the State of Arizona, and its securities issues, including the issuance and sale of the Purchased Securities, are regulated by the ACC under the laws of the State of Arizona. The issuance and sale of the Purchased Securities on the terms and conditions set forth or contemplated herein and in the Prospectus and the Terms Agreement relating to the Purchased Securities and the execution and delivery of the Supplemental Indenture relating to the Purchased Securities have been duly authorized by the Arizona Corporation Commission, said Commission had jurisdiction in the premises, and no further approval, authorization, or consent of any other public board or body is necessary to the validity of such issuance and sale of such Purchased Securities or the execution and delivery of such Supplemental Indenture, except as may be required under state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion, and the registration under the Act of the Purchased Securities and the qualification of the Indenture under the Trust Indenture Act;

          (vi) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each part of the Registration Statement relating to the Securities, when such part became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each amendment or supplement thereto, as of their respective effective or issue dates, other than financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act, and the published Rules and Regulations. Although such counsel does not assume any responsibility for the accuracy, or completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not independently verified any of such statements except as stated in such opinion, such counsel have no reason to believe that (1) any part of the Registration Statement, when such part became effective other than financial statements and schedules, and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, contained any untrue statement of a material fact or omitted to state any material fact, required to be stated therein or necessary to make the statements therein, not misleading, or (2) the Prospectus, as of the date of the related Prospectus Supplement and at the Closing Date, other than financial statements and schedules, and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and to the knowledge of such counsel there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (it being understood that such counsel need express no opinion as to the statements of eligibility and qualification of the trustee under the Indenture);

          (vii) This Agreement and the Terms Agreement have been duly authorized, executed, and delivered by the Company;

          (viii) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act; and

          (ix) Neither the execution nor delivery by the Company of this Agreement or the Terms Agreement, nor the consummation by the Company of the transactions therein contemplated, nor the fulfillment by the Company of the terms, conditions or provisions thereof (1) conflicts with, violates or results in a breach of any law, administrative regulation or, to the knowledge of such counsel, court decree applicable to the Company, (2) conflicts with, violates or results in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or by-laws of the Company or of any material agreement or instrument listed in a certificate provided by the Company, to which the Company is a party or by which it is bound, or constitutes a default thereunder, or (3) will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except as contemplated therein; and

     Whenever the opinions required by this Agreement are stated to be “to the knowledge of such counsel” or “to such counsel’s knowledge”, such statements are intended to signify that those attorneys in the firm responsible for preparing the opinion or who have given substantive attention to the transactions contemplated by this Agreement, after consultation with such other attorneys in such firm who have worked on legal matters related to the Company and its subsidiaries as they considered appropriate, do not have current actual knowledge of the inaccuracy of such statement. However, except where expressly stated otherwise, such counsel need not undertake any special or independent investigation to determine the existence or absence of such facts, and no inference as to such counsel’s knowledge of the existence or absence of such facts should be drawn from its representation of the Company in connection with this transaction or otherwise.

     In giving such opinion, Snell & Wilmer L.L.P. may rely solely upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely upon the opinion of Keleher & McLeod, P.A., referred to below, as to all matters governed by the laws of the State of New Mexico, and may rely on the opinion of Underwriters’ counsel as to all matters governed by the law of the State of New York, and further may rely upon the opinion of Morgan, Lewis & Bockius LLP, delivered to you at closing, as to all matters under the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act, as amended.

     (e) The Underwriters shall have received evidence that the Purchased Securities have been rated [                   ] or higher by Moody’s Investors Service and [                   ] or higher by Standard & Poor’s Corporation.

     (f) The Underwriters shall have received an opinion of Keleher & McLeod, P.A., New Mexico counsel for the Company, dated the Closing Date, to the effect that:

          (i) The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of New Mexico and has full corporate power and authority to engage in the State of New Mexico in the business now conducted by it therein; and

          (ii) The activities of the Company in the State of New Mexico to date do not constitute it a “public utility” as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no public utility franchises or certificates of convenience and necessity are necessary under New Mexico law with respect to the maintenance and operation of the Company’s property and business as now conducted in the State of New Mexico and no approval, authorization, or consent of the New Mexico Public Regulation Commission or any other public board or body of the State of New Mexico is required for the issuance and sale of the Purchased Securities on the terms and conditions herein and in the Prospectus set forth or contemplated or for the execution of the Supplemental Indenture relating to the Purchased Securities, except as may be required under New Mexico state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion.

     In giving such opinion, Keleher & McLeod, P.A. may rely solely upon certificates of the Company as to any factual matters upon which any such opinions are based.

     (g) The Underwriters shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon any such matters In rendering such opinion, such counsel may and rely as to all matters governed by the laws of the States of Arizona and New Mexico upon the opinions of Snell & Wilmer L.L.P. and Keleher & McLeod, P.A., referred to above.

     (h) The Underwriters shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth or contemplated in the Prospectus or as described in such certificate.

     (i) The Underwriters and the Representative shall have received a letter of Deloitte & Touche LLP, dated the Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

     The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.

     6. Indemnification.

     (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Securities, when such part became effective, any preliminary prospectus relating the Securities, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein and provided, further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus relating to the Securities or the Prospectus, as amended or supplemented, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, insofar as such indemnity relates to an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus relating to the Securities or the Prospectus, but eliminated or remedied prior to the consummation of such sale in the Prospectus, or any amendment or supplement thereto, furnished on a timely basis by the Company to the Underwriters, unless a copy of the Prospectus (in the case of such a statement or omission made in such preliminary prospectus) or such amendment or supplement (in the case of such a statement or omission made in the Prospectus) (excluding, however, any document then incorporated or deemed to be incorporated by reference in the Prospectus or such amendment or supplement) is furnished by such Underwriter to such person (i) with or prior to the written confirmation of the sale involved or (ii) as soon as available after such written confirmation (if it is made available to the Underwriters prior to settlement of such sale). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Securities, when such part became effective, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (i) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For the purposes of clause (i) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses)

received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses (i) and (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     7. Default of Underwriters; Termination by Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities pursuant to this Agreement and the Terms Agreement and the principal amount of Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the principal amount of Purchased Securities to which such Terms Agreement relates, the Representative or, if there is no Representative, the Underwriters, may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder and under such Terms Agreement, to purchase the Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Purchased Securities with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Purchased Securities by other persons are not made within thirty-six hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement. However, in such an event, the Company will reimburse the Underwriters for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder; provided, however, that if the Purchased Securities are not delivered by or on behalf of the Company solely as a result of the failure to satisfy the condition set forth in Section 5(c) hereof, the Company shall have no liability to the Underwriters except as provided in Sections 4(h) and 6 of this Agreement.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Securities. If any Terms Agreement is terminated pursuant to Section 7, or if for any reason a purchase pursuant to any Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

     9. Notices. All communications hereunder relating to any offering of Purchased Securities will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representative first named in the Terms Agreement relating to such Purchased Securities at the address furnished to the Company in writing for the purpose of communications, or, if there is no Representative, to the Underwriters at their addresses furnished to the Company in writing for the purpose of communications; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004.

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in any Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. The Representatives, if any, may act for the Underwriters in connection with any offering to which a Terms Agreement may relate, and any action under this Agreement or such Terms Agreement taken by the Representatives jointly or the Representative first named in such Terms Agreement in such capacity will be binding upon the Underwriters of Purchased Securities to which such Terms Agreement relates.

     12. Execution in Counterpart. This Agreement and any Terms Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

ARIZONA PUBLIC SERVICE COMPANY

By:

Name: Barbara M. Gomez
Title: Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[                                   ]

By:

Name:
Title:

[                                   ]

By:

Name:
Title:

On their own behalf and, if applicable, as Representatives of the Underwriters named in a Terms Agreement.

EXHIBIT A

TERMS AGREEMENT

[                   ], [                   ]

Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona 85004

Attention: Treasurer

Ladies and Gentlemen:

     Arizona Public Service Company (the “Company”) hereby agrees to sell to the several Underwriters (the “Underwriters”) named on Schedule I hereto and listed in the Company’s Prospectus Supplement (the “Prospectus Supplement”) of even date herewith relating to $[                   ] in aggregate principal amount of its [                   ]% Notes due [                   ] (the “Purchased Securities”), and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount of the Purchased Securities set forth opposite such Underwriter’s name in Schedule I hereto in the principal amount and at the prices set forth therein. The sale of the Purchased Securities by the Company and the purchase thereof by the Underwriters shall be made on the basis of the representations, warranties, and agreements contained in the Underwriting Agreement (the “Underwriting Agreement”), dated [                   ], [                   ], relating to the issuance and sale of up to $600,000,000 of the Company’s Securities under the Company’s Indenture, and shall be subject to the terms and conditions set forth in such Underwriting Agreement. The provisions of the Underwriting Agreement are incorporated herein by reference. As contemplated by Section 3 of the Underwriting Agreement, certain terms of the Purchased Securities are described in the Prospectus Supplement.

     The Underwriters propose to offer the Purchased Securities to the public in the manner and upon the terms set out in the Prospectus Supplement.

     On [                   ], [                   ] the Company will deliver the Purchased Securities to the Underwriters in book-entry form through the facilities of The Depository Trust Company at the office of the Company, 400 North Fifth Street, Phoenix, Arizona 85004, against payment of the purchase price by transfer of funds by Fed Wire from the Underwriters to the Company’s account at a bank in Phoenix, Arizona designated by the Company. Such purchase price will be deemed to have been received by the Company upon the Company’s receipt of the Fed Wire reference number relating to such transfer of funds. Closing shall occur at the office of the Company, 400 North Fifth Street, Phoenix, Arizona, at 7:00 a.m. Phoenix time, on [                   ], [                   ], or at such other time and date as the Underwriters and the Company may agree upon in writing, such time and date being referred to as the “Closing Date.” All of the Purchased Securities referred to in this paragraph shall be in global form and registered in the name of Cede & Co. and deposited with The Depository Trust Company, as depositary.

     If the foregoing is acceptable to you, please sign below and transmit evidence of such signing to [                   ] and [                   ], the Representatives, at your earliest convenience. At that point, the agreement signified hereby will constitute the Terms Agreement, as described in the Underwriting Agreement.

     All capitalized terms herein, not otherwise defined herein, are used as defined in the Underwriting Agreement. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute a single instrument.

Very truly yours,

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

As Representatives of the Several Underwriters.

Confirmed and accepted as
of the date first above written.

ARIZONA PUBLIC SERVICE COMPANY

By:

Name:	Barbara M. Gomez
Title:	Vice President and Treasurer

SCHEDULE I

Principal Amount of
Underwriter	Purchased Securities	Purchase Price*
[_________________________] [_________________________]	$	$

Total	$	$

     * Reflecting a purchase price of [       ]% of the principal amount of the Purchased Securities.